Baylake Corp. Declares Special Dividend

Sturgeon Bay, WI – Baylake Corp. (NASDAQ:BYLK), the parent company for Baylake Bank, is pleased to announce that on April 1, 2016, its Board of Directors declared a special dividend of $0.40 per share on the Company’s common stock.  The dividend is payable on April 25, 2016 to shareholders of record on April 18, 2016.  This dividend is to be paid prior to closing as permitted in the Agreement and Plan of Merger with Nicolet Bankshares, Inc. dated September 8, 2015.  All required regulatory approvals have been received for the merger, and special meetings for both companies' shareholders to approve the merger are scheduled for April 12, 2016.  Assuming receipt of the requisite shareholder approvals and satisfaction of the remaining customary closing conditions, a closing date of April 29, 2016 is being targeted.

Through Baylake Bank, Baylake Corp. provides a variety of banking and financial services from 23 financial centers located throughout Northeast Wisconsin, in Brown, Door, Kewaunee, Manitowoc, and Outagamie Counties.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this release are inherently subject to many uncertainties arising in Baylake Corp.’s operations and business environment. These uncertainties include general economic conditions, in particular, relating to: (1) the merger of the businesses of Baylake Bank and Nicolet Bank, including the effects, costs and timing of integration; (2) the expected growth opportunities and cost savings from the merger transaction may not be fully realized or may take longer to realize than expected; (3) revenues following the merger transaction may be lower than expected as a result of losses of customers or other reasons, including issues arising in connection with integration of the two banks; (4) consumer demand for the bank’s products and services; (5) changes in asset quality and credit risk; (5) the cost and availability of capital; (6) customer acceptance of the combined company’s products and services; (7) customer borrowing, repayment, investment and deposit practices; (8) the introduction, withdrawal, success and timing of business initiatives; (9) the impact, extent, and timing of technological changes; (10) severe catastrophic events in Baylake’s or Nicolet’s geographic area; (11) a weakening of the economies in which the combined company will conduct operations may adversely affect its operating results; (12) the U.S. legal and regulatory framework, including those associated with the Dodd Frank Wall Street Reform and Consumer Protection Act, could adversely affect the operating results of the combined company; (13) the interest rate environment may compress margins and adversely affect net interest income; and (14) competition from other financial services companies in the companies’ markets could adversely affect operations. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended December 31, 2015 filed with the Securities and Exchange Commission on March 4, 2016. The company undertakes no obligation to make any revisions to the forward-looking statements contained in this news release or to update them to reflect events or circumstances occurring after the date of this release.